EXHIBIT 99.1

Allied Gaming & Entertainment Announces Strategic Investment from Yellow River Global Capital

New York, NY (October 23, 2024) – Allied Gaming & Entertainment, Inc. (NASDAQ: AGAE) (the “Company” or “AGAE”), a global experiential entertainment company, today announced a strategic investment by Yellow River Global Capital (“Yellow River”), an alternative private equity manager with deep expertise in large-scale, long-term investments in digital technologies, new media and entertainment. In addition to the financial investment, Yellow River will provide AGAE with strategic resources, networking opportunities, and industry expertise that will be extremely valuable as the Company advances its strategic initiatives forward.

“We are very excited to close this investment from Yellow River, who has expertise across a variety of industries and is adept at connecting, and growing businesses,” said Yinghua Chen, CEO of AGAE. “Yellow River’s investment in AGAE will further enhance our ability to identify growth opportunities in location-based entertainment chains and the creation and acquisition of entertainment content intellectual property (IP). We are extremely confident that this partnership will bolster our growth potential as we continue building out the Allied ecosystem.”

Terms of Investment
AGAE and Yellow River Capital Group have entered into a strategic relationship, including an investment of $6,600,000 by Yellow River by subscribing to 6,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). In addition, Yellow River will receive a warrant to purchase up to 6,000,000 shares of Common Stock over the next five years with an exercise price of $1.80 per share, which represents a 50% premium to AGAE’s closing price on October 17, 2024. As part of the agreement, Yellow River received the right to appoint one Class A Director to the Company’s Board of Directors and has selected Mr. Zongmin (Philip) Ding.

Allied Gaming & Entertainment Board of Directors
Effective as of October 22, 2024, Mr. Zongmin (Philip) Ding was appointed as a Class A Director on the Company’s Board. Mr. Ding is a highly experienced board member and has been the Director of Guangzhou Seagull Kitchen and Bath Products Co., Ltd. (SZ Stock Exchange: 002084.SZ) since 2015. He also serves as Director and General Manager of Shanghai Guo Chun Venture Capital, a role he has held since 2013, and as Director of Shanghai International Group Venture Capital since 2012. Additionally, Mr. Ding is a Director of Datong Taicera Ceramic Industry Co., Ltd. and General Manager of Shanghai Qinshui Family Business Management Co. Earlier in his career, he was the Director of Mergers & Acquisitions at Guo Tai Jun An Securities from 2010 to 2012, and from 2006 to 2010, he worked as a Manager of Outbound M&A at PricewaterhouseCoopers (PwC). Mr. Ding holds a Master's degree from Shanghai Jiao Tong

University. Mr. Ding is a valuable addition to the Board that will enhance the Board’s ability to provide effective oversight and management as the Company continues to execute its growth strategies.

About Allied Gaming & Entertainment
Allied Gaming & Entertainment Inc. (Nasdaq: AGAE) is a global experiential entertainment company focused on providing a growing world of gamers and concertgoers with unique experiences through renowned assets, products and services. For more information, visit alliedgaming.gg.

About Yellow River Global Capital
Yellow River Global Capital Limited, founded in 2016, is a leading alternative private equity firm based in Asia. The firm specializes in development-focused investments in digital technologies, telecommunications, new energy, and entertainment. Leveraging decades of industry experience, Yellow River strategically identifies and invests in transformative opportunities globally.

Forward Looking Statements
This communication contains certain forward-looking statements under federal securities laws. Forward-looking statements include, but are not limited to, statements regarding the benefit of strategic investment by Yellow River Global Capital and potential growth opportunities. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “intend” or “continue,” the negative of such terms, or other comparable terminology. These statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in these forward-looking statements. The inclusion of such information should not be regarded as a representation by the Company, or any person, that the objectives of the Company will be achieved. Important factors, among others, that may affect actual results or outcomes include: risks associated with the future direction or governance of the Company; our ability to execute on our strategic and business plans; the substantial uncertainties inherent in the acceptance of existing and future products and services; the ability to retain key personnel; potential litigation; general economic and market conditions impacting demand for our services; our inability to enter into one or more future acquisition or strategic transactions; and our ability, or a decision not to pursue strategic options for the esports business. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. The business and operations of AGAE are subject to substantial risks, which increase the uncertainty inherent in the forward-looking statements contained in this communication. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Further information on potential factors that could affect our business and results is described under “Item 1A. Risk Factors” in our Annual Report on Form

10-K for the year ended December 31, 2023, as filed with the SEC on March 28, 2024, as amended by the Form 10-K/A filed with the SEC on April 29, 2024, as well as subsequent reports we file with the SEC. Readers are also urged to carefully review and consider the various disclosures we made in such Annual Report on Form 10-K and in subsequent reports with the SEC.

Investor Contact:
Addo Investor Relations
ir@alliedgaming.gg